SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2014

ISIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 21, 2014, the first infant received their first dose of ISIS-SMNRx in the Isis Pharmaceuticals, Inc. (“Isis”) Phase 3 study, ENDEAR, which is evaluating ISIS-SMNRx in infants with spinal muscular atrophy (SMA). Isis earned an $18 million milestone payment from its development partner, Biogen Idec International Holding Ltd as a result of Isis’ achievement of this milestone event. The ENDEAR study, is the first Phase 3 clinical study for ISIS-SMNRx.  Isis plans to initiate a second pivotal study in children with SMA later this year and additional studies are in the planning stages. Additional information regarding the ENDEAR study may be found at the following website: http://clinicaltrials.gov/ct2/show/NCT02193074. Any information that is included on or linked to the foregoing website is not part of this current report or any registration statement or report that incorporates this current report by reference.

ISIS PHARMACEUTICALS’ FORWARD-LOOKING STATEMENT

This current report includes forward-looking statements regarding Isis’ alliance with Biogen Idec International Holding Ltd and the development of ISIS-SMNRx for the treatment of spinal muscular atrophy. Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2013, and its most recent quarterly report on Form 10-Q, which are on file with the SEC.  Copies of these and other documents are available from Isis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Isis Pharmaceuticals, Inc.

Dated: August 21, 2014	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer